                                                                    Exhibit 23.2



                      Consent of Independent Accountants


We consent to the inclusion in this registration statement on Form S-4 (File No. XXXXXX) of our report, which includes an explanatory paragraph discussing the adoption of various Financial Accounting Standards Board Statements in 1995 and 1993, dated January 17, 1996, on our audits of the financial statements of Integra Financial Corporation and subsidiaries. We also consent to the reference to our firm under the caption "Experts."


Pittsburgh, Pennsylvania
March 12, 1996